SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006

Ameris Bancorp

(Exact name of registrant as specified in its charter)

Georgia	0-16181	58-1456434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24 2nd Avenue, S.E., Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2006, Ameris Bancorp (“Ameris”) entered into that certain Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) with Islands Bancorp (“Islands”), Islands Community Bank, N.A. (“Islands Bank”) and Ameris Bank (f/k/a American Banking Company) (“Ameris Bank”). The Amendment provides that the Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 15, 2006 by and among Islands, Islands Bank, Ameris and Ameris Bank is amended to state that the Election Deadline (as defined in the Merger Agreement) is January 19, 2007. The Amendment also provides for the termination of such employee benefit plans of Islands as the parties shall agree.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1 to Agreement and Plan of Merger by and among Ameris Bancorp, Islands Bancorp, Islands Community Bank, N.A. and American Banking Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.,
Executive Vice President and Chief Financial Officer

Dated: December 19, 2006

EXHIBIT INDEX

2.1	Amendment No. 1 to Agreement and Plan of Merger by and among Ameris Bancorp, Islands Bancorp, Islands Community Bank, N.A. and American Banking Company.